                                                               Exhibit (g)(1)(v)


                    RESTATED SUPPLEMENT TO CUSTODY AGREEMENT

          THIS RESTATED SUPPLEMENT to the Custody Agreement is made effective the 1st day of July, 2001, by and between THE PRUDENTIAL SERIES FUND, INC. and PRUDENTIAL'S GIBRALTAR FUND (collectively the "Fund") and STATE STREET BANK and TRUST COMPANY ("State Street" or "Custodian"). Capitalized terms used in this Supplement without definition have the respective meanings given to such terms in the Custody Agreement referred to below.

                                   WITNESSETH:

          WHEREAS, the Fund and Investors Fiduciary Trust Company entered into a Custody Agreement dated as of September 12, 1997, which was assigned from Investors Fiduciary Trust Company to State Street effective January 1, 2000, as amended by the Supplement to Custody Agreement dated August 19, 1998 (the "Contract"); and

          WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Portfolio," and, collectively, the "Portfolio"); and

          WHEREAS, the Fund and State Street desire to supplement the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act").

          NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree to supplement the Contract, pursuant to the terms thereof, as follows:

1.        SUPPLEMENT OF CONTRACT. A new Section of the Contract is hereby added,
          ----------------------
          as of the effective date of this Restated Supplement, as set forth below.

2.        FOREIGN CUSTODY MANAGER.
          -----------------------

          A.   Definitions. Capitalized terms in this new Section have the
               -----------
               following meanings:


          "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

          "Eligible Foreign Custodian" has the meaning set forth in section
          (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule

          17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940
          Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

          "Eligible Securities Depository" has the meaning set forth in section
          (b)(1) of Rule 17f-7.

          "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

          "Foreign Custody Manager" ("FCM") has the meaning set forth in section
          (a)(3) of Rule 17f-5.

          B.   Delegation to the Custodian as Foreign Custody Manager. The Fund,
               ------------------------------------------------------
               pursuant to resolution adopted by its Board of Trustees or Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as FCM with respect to the Portfolios.

          C.   Countries Covered. The FCM is responsible for performing the
               -----------------
               delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Restated Supplement, which list of countries may be amended from time to time by the Fund with the agreement of the FCM. The FCM will list on Schedule A the Eligible Foreign Custodians selected by the FCM to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the FCM. The FCM will provided amended versions of Schedule A in accordance with Section G hereof.

               Upon the receipt by the FCM of Proper Instructions to open an account, or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board, on behalf of the Portfolios, responsibility as FCM with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to the Custodian as FCM for that country is deemed to have been withdrawn and the Custodian will immediately cease to be the FCM of the Portfolio with respect to that country.

          The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian will have no further responsibility as FCM to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     D.   Scope of Delegated Responsibilities.
          -----------------------------------

          1.   Selection of Eligible Foreign Custodians. Subject to the
               ----------------------------------------
               provisions of this new Section, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1).

          2.   Contracts With Eligible Foreign Custodians. The FCM will
               ------------------------------------------
               determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will satisfy the requirements of Rule 17f-5(c)(2).


          3.   Monitoring. In each case in which the FCM maintains Foreign
               ----------
               Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (b) performance of the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with Section G hereof.

     E.   Guidelines for the Exercise of Delegated Authority. For purposes of
          --------------------------------------------------
          this new Section, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as FCM of the Portfolios.

     F.   Standard of Care as FCM of a Portfolio. In performing the
          --------------------------------------
          responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     G.   Reporting Requirements. The FCM will report the withdrawal of the
          ----------------------
          Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this new Section after the occurrence of the material change.

     H.   Representations with Respect to Rule 17f-5. The FCM represents to the
          ------------------------------------------
          Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as' the FCM of the Portfolios.

     I.   Effective Date and Termination of IFTC as FCM. The Board's delegation
          ---------------------------------------------
          to the Custodian as FCM of the Portfolios will be effective as hereof and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section C hereof govern the delegation to and termination of the Custodian as FCM of the Portfolios with respect to designated countries.

     J.   Eligible Securities Depositories.
          --------------------------------

          Analysis and Monitoring. The Custodian shall (a) provide the Fund (or
          -----------------------
          its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

          Standard of Care. The Custodian agrees to exercise reasonable care,
          ----------------
          prudence and diligence in performing the duties set forth in Section 4.3.1.

     DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD
     -----------------------------------------------------------------------
     OUTSIDE THE UNITED STATES.
     -------------------------

     K.   Definitions.
          -----------

          Capitalized terms in this Section K shall have the following meanings:

          "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

          "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     L.   Holding Securities.
          ------------------

          The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and
          (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     M.   Foreign Securities Systems.
          --------------------------

          Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     N.   Transactions in Foreign Custody Account.
          ---------------------------------------

          Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) in connection with any repurchase agreement related to foreign securities;

          (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

          (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

          (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

          (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (xi)   in connection with the lending of foreign securities; and

          (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     O.   Payment of Portfolio Monies. Upon receipt of Proper Instructions,
          ---------------------------
          which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

          (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

          (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (vi) for payment of part or all of the dividends received in respect of securities sold short;

          (vii) in connection with the borrowing or lending of foreign securities; and

          (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     P.   Market Conditions. Notwithstanding any provision of this Agreement to
          -----------------
          the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

          The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     Q.   Registration of Foreign Securities. The foreign securities maintained
          ----------------------------------
          in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     R.   Bank Accounts. The Custodian shall identify on its books as belonging
          -------------
          to the Fund cash (including cash denominated int foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     S.   Collection of Income. The Custodian shall use reasonable commercial
          --------------------
          efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     T.   Shareholder Rights. With respect to the foreign securities held
          ------------------
          pursuant to this Section 5, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     U.   Communications Relating to Foreign Securities. The Custodian shall
          ---------------------------------------------
          transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and
          (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     V.   Liability of Foreign Sub-Custodians. Each agreement pursuant to which
          -----------------------------------
          the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     W.   Tax Law. The Custodian shall have no responsibility or liability for
          -------
          any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     X.   Liability of Custodian. Except as may arise from the Custodian's own
          ----------------------
          negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

     3. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Restated Supplement, the terms of this Restated Supplement shall prevail.

          IN WITNESS WHEREOF, each of the parties has caused this Restated Supplement to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK AND
TRUST COMPANY

By: /s/ Allen R. Strain
    ----------------------------
Name: Allen R. Strain
      --------------------------
Title: SeniorVicePresident
       -------------------------

THE PRUDENTIAL SERIES FUND, INC.

By: /s/ Judy A. Rice
    ----------------------------
Name: Judy A. Rice
     ---------------------------
Title: VicePresident
       -------------------------


PRUDENTIAL'S GIBRALTAR FUND

By: /s/ Judy A. Rice
   -----------------------------
Name:   Judy A. Rice
      --------------------------
Title: VicePresident
      --------------------------

                                   SCHEDULE A
  STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


COUNTRY        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES

Argentina      Citibank, N.A.                                            --

Australia      Westpac Banking Corporation                               --


Austria        Erste Bank der Oesterreichischen                          --
                Sparkassen AG

Bahrain        The British Bank of the Middle East (as delegate of the   --
               Hongkong and Shanghai Banking Corporation Limited)

Bangladesh     Standard Chartered Bank                                   --

Belgium        Generale de Banque                                        --

Bermuda        The Bank of Bermuda Limited                               --

Bolivia        Banco Boliviano Americano S.A.                            --

Botswana       Barclays Bank of Botswana Limited                         --

Brazil         Citibank, N.A.                                            --

Bulgaria       ING Bank N.V.                                             --

Canada         Canada Trustco Mortgage Company                           --

Chile          Citibank, N.A.                                            --

People"s       The Hongkong and Shanghai Banking Corporation             --
Republic of    Limited Shanghai and Shenzhen branches
China

Colombia       Cititrust Colombia S.A.Sociedad Fiduciaria                --

Croatia        Privredana banka Zagreb d.d                               --

Cyprus         Barclays Bank Plc.  Cyprus Offshore Banking Unit          --

Czech          Ceskoslovenska Obchodni Banka A.S.                        --
Republic

Denmark        Den Danske Bank                                           --

                                   SCHEDULE A
   STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Ecuador        Citibank, N.A.                                           --

Egypt          National Bank of Egypt                                   --

Estonia        Hansabank                                                --

Finland        Merita Bank Limited                                      --

France         Banque Paribas                                           --

Germany        Dresdner Bank AG                                         --

Ghana          Barclays Bank of Ghana Limited                           --

Greece         National Bank of Greece S.A                      Bank of Greece,
                                                           System for Monitoring Transactions
                                                           in Securities in Book-Entry Form

Hong Kong      Standard Chartered Bank                                  --

Hungary        Citibank Budapest Rt.                                    --

Iceland        Icebank Ltd.                                             --

India          Deutsche Bank AG; The Hongkong and Shanghai              --
               Banking Corporation Limited

Indonesia      Standard Chartered Bank                                  --

Ireland        Bank of Ireland                                          --

Israel         Bank Hapoalim B.M.                                       --

Italy          Banque Paribas                                           --

Ivory Coast    Societe Generale de Banques en Cote d"Ivoire             --

Jamaica        Scotiabank Trust and Merchant Bank, Ltd.                 --

Japan          The Daiwa Bank, Limited; The Fuji Bank Limited    Japan Securities Depository

Jordan         The British Bank of the Middle East (as delegate of the  --

                                   SCHEDULE A
   STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


COUNTRY             SUBCUSTODIAN                           OPTIONAL DEPOSITORIES

                Hongkong and Shanghai Banking Corporation Limited)

Kenya           Barclays Bank of Kenya Limited                          --

Republic of     The Hongkong and Shanghai Banking                       --
Korea           Corporation Limited

Latvia          JSC Hansabank-Latvija                                   --

Lebanon         British Bank of the Middle East                         --
                (as delegate of the Hongkong and
                Shanghai Banking Corporation Limited)

Lithuania       Vilniaus Bankas AB                                      --

Malaysia        Standard Chartered Bank Malaysia Berhad                 --

Mauritius       The Hongkong and Shanghai Banking                       --
                Corporation Limited

Mexico          Citibank Mexico, S.A.                                   --

Morocco         Banque Commerciale du Maroc                             --

Namibia         (via) Standard Bank of South Africa                     --

Netherlands     MeesPierson N.V.                                        --

New Zealand     ANZ Banking Group (New Zealand) Limited                 --

Norway          Christiania Bank og Kreditkasse                         --

Oman The British Bank of the Middle East(as delegate of the -- Hongkong and Shanghai Banking Corporation Limited)

Pakistan        Deutsche Bank AG                                        --

Peru            Citibank, N.A.                                          --

Philippines     Standard Chartered Bank                                 --

Poland          Citibank Poland S.A.                                    --
                Bank Polska Kasa Opieki S.A.

                                   SCHEDULE A
   STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


COUNTRY        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES

Portugal     Banco Comercial Portugues                                     --

Romania      ING Bank, N.V.                                                --

Russia       Credit Suisse First Boston, AO, Moscow                        --
             (as delegate of Credit Suisse First Boston, Zurich)

Singapore    The Development Bank of Singapore Ltd.                        --


Slovak       Ceskoslovenska Obchodna Banka A.S.                            --
Republic

Slovenia      Banka Creditanstalt d.d.                                     --

South Africa  Standard Bank of South Africa Limited                        --

Spain         Banco Santander, S.A.                                        --

Sri Lanka     The Hongkong and Shanghai Banking Corporation Limited        --

Swaziland     Barclays Bank of Swaziland Limited                           --

Sweden        Skandinaviska Enskilda Banken                                --

Switzerland   UBS AS                                                       --

Taiwan -      Central Trust of China                                       --
R.O.C.

Thailand      Standard Chartered Bank                                      --

Trinidad      Republic Bank Ltd.                                           --
& Tobago

Tunisia       Banque Internationale Arabe de Tunisie                       --

Turkey        Citibank, N.A.; Ottoman Bank                                 --

Ukraine       ING Bank, Ukraine                                            --

United        State Street Bank and Trust Company,                         --
Kingdom       London Branch

                                   SCHEDULE A
   STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


COUNTRY        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES

Uruguay      Citibank, N.A.                                              --

Venezuela    Citibank, N.A.                                              --

Zambia       Barclays Bank of Zambia Limited                             --

Zimbabwe     Barclays Bank of Zimbabwe Limited                           --

Euroclear    (The Euroclear System)/State Street London Limited

Cedel, S.A.  (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Argentina             -Caja de Valores S.A.

Australia             -Austraclear Limited;
                      -Reserve Bank Information and Transfer System

Austria               -Oesterreichische Kontrollbank AG
                       (Wertpapiersammelbank Division)

Belgium               -Caisse Interprofessionnelle de Depots et de Virements
                       de Titres S.A.;
                      -Banque Nationale de Belgique

Brazil                -Companhia Brasileira de Liquidac, ao e
                      -Custodia (CBLC)
                      -Bolsa de Valores de Rio de Janeiro
                           - All SSB clients presently use CBLC-Central de
                      Custodia e de Liquidacao Financeira de Titulos-Banco Central do Brasil, Sistema Especial de Liquidacao e Custodia

Bulgaria              -Central Depository AD
                      -Bulgarian National Bank

Canada                -The Canadian Depository for Securities Limited

People"s Republic     -Shanghai Securities Central Clearing and Registration
of China               Corporation;
                      -Shenzhen Securities Central Clearing Co., Ltd.

Croatia               Ministry of Finance; - National Bank of Croatia

Czech Republic        --Stredisko cennych papiru(Degree);
                      -Czech National Bank

Denmark               -Vaerdipapircentralen (The Danish Securities Center)

Egypt                 -Misr Company for Clearing, Settlement, and Central
                       Depository

Estonia               -Eesti Vaartpaberite Keskdepositooruim

Finland               -The Finnish Central Securities Depository

France                -Societe Interprofessionnelle pour la Compensation des
                       Valeurs Mobilieres (SICOVAM)

Germany               -The Deutscher Borse Clearing AG

                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Greece               -The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong            -The Central Clearing and Settlement System;
                     -Central Money Markets Unit

Hungary -The Central Depository and Clearing House (Budapest) Ltd.(KELER) [Mandatory for Gov"t Bonds only; SSB does not use for other securities]

India                -The National Securities Depository Limited

Indonesia            -Bank of Indonesia

Ireland              -The Central Bank of Ireland, Securities Settlement Office

Israel               -The Tel Aviv Stock Exchange Clearing House Ltd.;
                     -Bank of Israel

Italy                -Monte Titoli S.p.A.;
                     -Banca d'Italia

Japan                -Bank of Japan Net System

Jamaica              -The Jamaican Central Securities Depository

Kenya                -Central Bank of Kenya

Republic of Korea    -Korea Securities Depository Corporation

Latvia               -The Latvian Central Depository

Lebanon -The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.; - The Central Bank of Lebanon

Lithuania            -The Central Securities Depository of Lithuania

Malaysia             -Malaysian Central Depository Sdn. Bhd.;
                     -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius            -The Central Depository & Settlement Co. Ltd.

Mexico               -S.D. INDEVAL, S.A. de C.V.(Instituto para el Deposito de
                     Valores);

                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Morocco -Maroclear (Pending publication of enabling legislation in the Moroccan government Gazette)

The Netherlands    -Nederlands Centraal Instituut voor Giraal Effectenverkeer
                   B.V. ("NECIGEF")
                   -De Nederlandsche Bank N.V.

New Zealand        -New Zealand Central Securities Depository Limited

Norway             -Verdipapirsentralen (the Norwegian Registry of Securities)

Oman               -Muscat Securities Market

Pakistan           -Central Depository company of Pakistan Limited

Peru               -Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines        -The Philippines Central Depository Inc.
                   -The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland -The National Depository of Securities (Krajowy Depozyt Papierow Wartos' ciowych);
                   -Central Treasury Bills Registrar

Portugal           -Central de Valores Mobiliarios (Central)

Romania            -National Securities Clearing, Settlement and Depository Co.;
                   -Bucharest Stock Exchange Registry Division;

Singapore          -The Central Depository (Pte)Limited;
                   -Monetary Authority of Singapore

Slovak Republic    -Stredisko Cennych Papierov;
                   -National Bank of Slovakia

Slovenia           -Klirinsko Depotna Druzba d.d.

South Africa       -The Central Depository Limited

Spain              -Servicio de Compensacion y Liquidacion de Valores, S.A.;
                   -Banco de Espana; Central de Anotaciones en Cuenta

Sri Lanka          -Central Depository System (Pvt) Limited

                                  SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Sweden           -Vardepapperscentralen AB (the Swedish Central Securities
                 Depository)

Switzerland      -Schweizerische Effekten - Giro AG;
                 -INTERSETTLE

Taiwan - R.O.C.  -The Taiwan Securities Central Depository Company, Ltd.

Thailand         -Thailand Securities Depository Company Limited

Tunisia - Societe Tunisienne Interprofessionelle de Compensation et de Depot de Valeurs Mobilieres
                 -Central Bank of Tunisia;
                 -Tunisian Treasury

Turkey           -Takas ve Saklama Bankasi A.S. (TAKASBANK)
                 -Central Bank of Turkey

Ukraine          -The National Bank of Ukraine

United Kingdom   -The Bank of England, The Central Gilts Office; The Central
                 Moneymarkets Office

Uruguay          -Central Bank of Uruguay

Venezuela        -Central Bank of Venezuela

Zambia           -Lusaka Central Depository Limited
                 -Bank of Zambia